UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 4, 2007

Delta Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 4, 2007, Delta Financial Corporation’s (the “Registrant” or “Company”) stockholders approved both proposals presented at a special meeting of stockholders, relating to the Company’s August 2007 financings.  First, the stockholders approved the issuance of shares of the Company’s common stock upon the exercise of warrants held by affiliates of Angelo, Gordon & Co., L.P..  As a result of the approval, the warrants are now exercisable for a total of 10.0 million shares of the Company’s common stock, at an exercise price of $5.00 per share.  Second, the stockholders approved the issuance of 2.0 million shares of the Company’s common stock to entities managed by Mr. Mohnish Pabrai.  As a result of this approval, the convertible notes purchased by these entities in August 2007 will automatically convert into 2.0 million shares of common stock as of October 4, 2007, resulting in a $10.0 million increase in the Company’s capital.

The proposals approved by the stockholders completed the August 2007 financing transactions with Angelo, Gordon & Co., L.P. and Pabrai Investment Funds, which provided an infusion of $70.0 million in liquidity to the Company during a very turbulent, unpredictable time period for the industry.  In connection with the August 2007 warrant and convertible note issuances, the Company borrowed $60.0 million through a repurchase financing facility initiated with Angelo, Gordon & Co., L.P. and issued $10.0 million of convertible notes to entities managed by Mohnish Pabrai.

Additionally, in September 2007, the Company completed a securitization backed by $900.0 million of mortgage loans which was accounted for as a sale.  On September 28, 2007, the Company did not renew its warehouse credit facility with Bank of America, thus reducing its borrowing capacity to $2.0 billion (down from $2.5 billion of borrowing capacity at June 30, 2007) under four facilities ($1.25 billion of which is committed).  The Company has approximately $406.7 million outstanding on these warehouse facilities as of September 30, 2007 and believes it has sufficient capacity to fund its loan originations.

The information in the preceding paragraphs shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                              DELTA FINANCIAL CORPORATION
                                                                    (Registrant)

                                    By: /s/ Marc E. Miller
                                    Name: Marc E. Miller
                                    Title: Executive Vice President and Secretary

Dated: October 4, 2007